Exhibit 10.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT is entered into as of December 10, 2008 by and among COSTAR VIDEO SYSTEMS, LLC, a Delaware limited liability company (“Costar”) and SIELOX, LLC, a Delaware limited liability company (“Sielox, LLC” and, together with Costar, the “Debtor”), and BANK OF TEXAS, N.A., a national banking association (“Lender”) on behalf of itself and its Affiliates (“Secured Party”).

RECITALS

A.

Costar executed that certain Commercial Security Agreement dated August 16, 2007, which was renewed effective as of August 16, 2008 (the “Original Security Agreement”).

B.

Costar has requested that Lender amend that certain Business Loan Agreement (Asset Based) dated on or about August 16, 2008 executed by Costar and Lender pursuant to the terms of that certain Amended and Restated Loan Agreement (as may be amended from time to time, the “Loan Agreement”) dated of even date herewith executed by Lender, Debtor and Sielox, Inc. a Delaware corporation (“Parent” and, together with Debtor, the “Borrower”). In connection therewith, Borrower desires to amend and restate the Original Security Agreement as set forth herein (as it may be amended, restated or modified from time to time, this “Agreement”).

AGREEMENT

ACCORDINGLY, Debtor and Secured Party hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1

Definitions.

Terms used in this Agreement, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement. Terms used herein which are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein or in the Loan Agreement, shall have their meanings as set forth in the Uniform Commercial Code as adopted by the State of Texas (the “Texas UCC”).

Section 1.2

Other Definitional Provisions.

References to “Sections”, “Subsections”, “Exhibits”, and “Schedules” shall be to Sections, Subsections, Exhibits, and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable in the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state where any portion of the Collateral is or may be located.

ARTICLE 2.

OBLIGATIONS SECURED

The security interest granted hereby is to secure punctual payment and performance of the following: (1) the payment and performance when due of the “Obligations”, as defined in the Loan Agreement, and any and all renewals, extensions and/or rearrangements of any or all of the Obligations (the liabilities and indebtedness described above are herein called the “Indebtedness”); (2) the reimbursement when due of all amounts which might be advanced by Secured Party to satisfy amounts

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required to be paid by Debtor or any other Borrower under this Agreement, the Loan Agreement and each other Loan Document or to pay any taxes, insurance premiums, liens, claims and charges against any or all of the Collateral, or any properties covered by any instrument executed or to be executed by Debtor or any other Borrower to secure the Indebtedness or any amount secured hereby. together with interest thereon, to the extent provided; and all costs, charges, commissions, attorneys’ fees and expenses owing or to be owing in connection with the Indebtedness or any amount secured hereby and those owing or to be owing in connection with the operation, maintenance or foreclosure of any or all of Collateral or other properties; (3) the performance and payment by Debtor and any other Borrower of all of its obligations in this Agreement, the Loan Agreement and each other Loan Document; (4) the payment when due of any and all other indebtedness, obligations and liabilities of Borrower to Secured Party now outstanding or owing or which may hereafter be executed or incurred, directly between Borrower and Secured Party or acquired outright, as a participation, conditionally or as collateral security from another by Secured Party, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise. or direct or indirect, including indebtedness, obligations and liabilities to Secured Party of Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by Debtor as principal, surety. endorser, guarantor, accommodation party or otherwise, and (5) any and all extensions, renewals, and/or rearrangements of any and all of the foregoing (the obligations described in (1), (2), (3). (4) and (5) above are hereinafter called the “Obligations”).

ARTICLE 3.

SECURITY INTEREST

Section 3.1

Security Interest.     As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), Debtor hereby pledges and assigns to Secured Party, and grants to Secured Party a continuing lien on and security interest in, all of Debtor’s right, title, and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

Accounts.

All accounts of Debtor, as the term “accounts” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor, and in any event, shall include, without limitation, and of the following, whether now owned or hereafter acquired by Debtor: (a) all rights of Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of Debtor, (c) all rights of Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by Debtor to secure any of the foregoing. (e) all guaranties of, or indemnification with respect to, any of the foregoing, and (f) all rights of Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

Inventory.

All inventory of Debtor, as the term “inventory” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all goods and other personal property of Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of Debtor, (c) all wrapping packaging, advertising, and shipping materials of Debtor, (d) all goods that have been returned to. repossessed by, or stopped in transit by Debtor, and (e) all Documents evidencing any of the foregoing.

Equipment.

All equipment of Debtor, as the term “equipment” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, fixtures, trade fixtures, trailers,

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rolling stock, vessels, aircraft, and vehicles now owned or hereafter acquired by Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

General Intangibles.

All general intangibles of Debtor, as the term “general intangibles’ is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor’s service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, inventions, designs, patents, patent applications, trade marks, trade mark applications, copyrights, proprietary information, and customer lists, (b) all of Debtor’s books, records, data, plans, manuals, computer software computer disks, computer programs, source codes, object codes, and all rights of Debtor to retrieve data and other information from third parties, (c) all of Debtor’s contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts, and certificates of deposit, (d) all right of Debtor to payment under letters of credit and similar agreements, (e) all tax refunds and tax refund claims of Debtor, (f) all choses in action and causes of action of Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor, (g) all rights and claims of Debtor under warranties and indemnities, and (h) all rights of Debtor under any insurance, surety, or similar contract or agreement.

Chattel Paper.

All chattel paper of Debtor, as the term “chattel paper” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor.

Instruments.

All instruments of Debtor, as the term “instruments” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange, and trade acceptance of Debtor, whether now owned or hereafter acquired.

Documents.

All documents of Debtor, as the term “documents” is defined in Section 9.102 of the Texas UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

Software.

All present and future software of Debtor, as the term “software” is defined in Section 9.102 of the Texas UCC.

The term “Collateral” as used in this Agreement shall mean and include, and the security interest shall cover, all of the foregoing property, as well as any accessions, additions and attachments thereto and the proceeds and products thereof including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale, rental, lease or other disposition of such property.

Section 3.2

Financing Statements.

Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor. Debtor agrees to provide such information to Secured Party promptly upon request.

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Debtor also ratifies its authorization for Secured Party to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.

Secured Party is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming continuing, enforcing or protecting the security interest granted by Debtor, without the signature of Debtor, and naming Debtor as debtor and Secured Party as secured party.

Section 3.3

Debtor Remains Liable.

Notwithstanding anything to the contrary contained herein, Debtor shall remain liable under the contracts. agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and Secured Party shall not have any indebtedness, liability or obligation under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.4

Delivery of Collateral.

All certificates or instruments representing or evidencing any of the Collateral, promptly upon Debtor gaining any rights therein, shall be delivered to and held by or on behalf of Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. After the occurrence and during the continuation of an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any Collateral in its possession for certificates or instruments of smaller or larger denominations.

Section 3.5

Limited License.

Debtor irrevocably grants Secured Party a non-exclusive license to use all present and future Intellectual Property of Debtor, together with goodwill associated therewith, in connection with the maintenance, preservation. preparation, sale, disposition. collection, foreclosure, or other realization of, upon, or with respect to the Collateral. Secured Party’s rights with respect to such license are fully prepaid, and no royalties or other compensation shall be payable by Secured Party to Debtor with respect to such license. Without limiting the foregoing, upon Secured Party’s request, Debtor shall execute a License Agreement, granting Secured Party a limited license in the Intellectual Property as may be described therein.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

To induce Secured Party to enter into this Agreement and the Loan Agreement, Debtor represents and warrants to Secured Party that:

Section 4.1

Title.

Debtor is, and with respect to Collateral acquired after the date hereof Debtor will be, the legal and beneficial owner of the Collateral free and clear of all charges, liens, security interests, adverse claims and encumbrances of any nature whatsoever, other than the security interest granted hereby.

Section 4.2

Accounts.

Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Party as to each and all of its accounts that each account is genuine

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and in all respects what it purports to be, each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and no account is subject to any offset, counterclaim, or other defense.

Section 4.3

Financing Statements.

No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party pursuant to this Agreement.

Section 4.4

Principal Place of Business.

The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown in Schedule 6.21 of the Loan Agreement

Section 4.5

Location of Collateral.

All inventory and equipment of Debtor are located at the places specified on Schedule 1 hereto. If any such location is leased by Debtor, the name and address of the landlord leasing such location is identified on Schedule 1 hereto. Debtor has exclusive possession and control of its inventory and equipment None of the inventory or equipment of Debtor is evidenced by a document (including, without limitation, a negotiable document of title). All instruments and chattel paper of Debtor have been delivered to Secured Party.

Section 4.6

Perfection.

Upon the filing of Uniform Commercial Code financing statements in the State of Delaware, the security interest in favor of Secured Party created herein will constitute a valid and perfected lien upon and security interest in the Collateral, subject to no equal or prior liens, security interests or encumbrances.

Section 4.7

Inventory.

All inventory has been produced in compliance with all requirements of the Fair Labor Standards Act.

Section 4.8

Benefit to Debtor.

The value of the consideration received and to be received by Debtor as a result of Borrower and Secured Party entering into the Loan Agreement and Debtor executing and delivering this Agreement is reasonably worth at least as much as the liability and obligation of Debtor hereunder, and such liability and obligation and Borrower’s entering into the Loan Agreement have benefited and may reasonably be expected to benefit Debtor directly and indirectly.

ARTICLES.

COVENANTS

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full and all commitments of Secured Party to Debtor have terminated:

Section 5.1

Encumbrances.

Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any charge, lien, security interest, adverse claim or encumbrance on the Collateral and shall defend Debtor’s rights in the Collateral and Secured Party’s security interest in the Collateral against the claims and demands of all Persons. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.

Section 5.2

Modification of Accounts.

Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business

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consistent with prudent business practices and industry standards, without the prior written consent of Secured Party Debtor shall not grant any extension of time for any payment with respect to any of the accounts, compromise, compound, or settle any of the accounts for less than the full amount thereof, release, in whole or in part, any person liable for payment of any of the accounts, allow any credit or discount for payment with respect to any account other than trade discounts granted in the ordinary course of business, or release any lien or guaranty securing any account

Section 5.3

Disposition of Collateral.

Debtor shall not sell, lease, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof without the prior written consent of Secured Party, except Debtor may sell its inventory in the ordinary course of business.

Section 5.4

Further Assurances.

At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in and pledge and assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Debtor agrees to defend the title to the Collateral and the lien and security interest thereon of Secured Party against the claim of any other person and to maintain and preserve such lien and security interest until payment in full of the Obligations. Without limiting the generality of the foregoing, Debtor shall deliver to Secured Party such financing statements as Secured Party may from time to time require; deliver and pledge to Secured Party all documents (including, without limitation, documents of title) evidencing inventory or equipment and cause Secured Party to be named as lienholder on all documents of title; deliver and pledge to Secured Party all instruments and chattel paper of Debtor with any necessary endorsements; and execute and deliver to Secured Party such other agreements, documents and instruments as Secured party may require to perfect and maintain the validity, effectiveness, and priority of the liens and security interests intended to be created hereby.

Section 5.5

Bailees.

If any of the Collateral is at any time in the possession or control of any warehouseman, bailee, or any of Debtor’s agents or processors, Debtor shall, at the request of Secured Party, notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such person to hold such Collateral for Secured Party’s account subject to Secured Party’s instructions.

Section 5.6

Inspection Rights.

Debtor shall permit Secured Party and its representatives to examine, inspect, and audit the Collateral and to examine, inspect, and audit Debtor’s books and records at any reasonable time and as Secured Party may desire. Secured Party may at any time and from time to time contact account debtors to verify the existence, amounts, and terms of the accounts.

Section 5.7

Mortgagee and Landlord Waivers.

Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives its rights, if any, in the Collateral.

Section 5.8

Corporate Changes.

Debtor shall not change its name, identity, corporate structure or jurisdiction of incorporation, formation, or organization that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps

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its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

Section 5.9

Books and Records; Information.

Debtor shall keep accurate and complete books and records of the Collateral and Debtor’s business and financial condition in accordance with generally accepted accounting principles consistently applied. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

Section 5.10

Equipment and Inventory.

(a)

Debtor shall keep the equipment and inventory at the locations specified on Schedule I hereto or, upon thirty (30) days prior written notice to Secured Party, at such other places within the United States of America where all action required to perfect Secured Party’s security interest in the equipment and inventory with the priority required by this Agreement shall have been taken.

(b)

Debtor shall maintain the equipment and inventory in good condition and repair (ordinary wear and tear excepted) and in accordance with any manufacturer’s manual. Debtor shall not permit any waste or destruction of the equipment or inventory or any part thereof. Debtor shall not permit the equipment or inventory to be used in violation of any law, rule, or regulation or the terms of any policy of insurance. Debtor shall not use or permit any of the equipment or inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

(c)

In producing inventory,   Debtor shall comply with all requirements of the Fair Labor Standards Act.

Section 5.11

Assessments.

Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.

Section 5.12

Insurance.

Debtor shall have and maintain insurance at all time with respect to all tangible Collateral as required under the Loan Agreement and as Secured Party may otherwise reasonably require, containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. All policies of insurance shall provide for at least thirty (30) days written minimum cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by Secured Party. Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

Section 5.13

Warehouse Receipts Non-Negotiable.

Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral such

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warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7.104 of the DCC).

Section 5.14

Notification.

Debtor agrees promptly to notify Secured Party in writing of any (a) charge, lien, security interest, claim or encumbrance that has attached to or been made or asserted against any of the Collateral, (b) any litigation against Debtor or the Collatera1, (c) any material change in any of the Collateral, including. without limitation, any material damage to or loss of Collateral, (d) event or condition that could have a material adverse effect on Debtor, the Collateral or the security interest created hereunder, (e) change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to the Collateral, (iii) in its identity or type of organization or structure, (iv) its Federal Tax Payer Identification Number or organizational identification number, or (v) its jurisdiction of incorporation, organization, or formation.

Section 5.15

Collection of Accounts.

So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section and in Section 6.1, Debtor shall have the right to collect and receive payments on the accounts. In connection with such collections, Debtor may take (and, at Secured Party’s direction, shall take) such actions as Debtor or Secured Party may deem necessary or advisable to enforce collection of the accounts.

Section 5.16

Other Actions.

In order to further insure the attachment, perfection and priority of; and the ability of Secured Party to enforce, Secured Party’s security interest in the Collateral, Debtor agrees, in each case at Debtor’s own expense, to take such actions with respect to the Collateral as Secured Party may reasonably request.

ARTICLE 6.

RIGHTS OF SECURED PARTY

Section 6.1

Power of Attorney.

Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take, after the occurrence of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default hereunder and from time to time thereafter, without notice to or the consent of Debtor:

(a)

to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, to endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)

to payor discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(c)

to notify post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

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(d)

(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xi) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any lien or security interest given to secure the Collateral.

Section 6.2

Setoff.

Upon the occurrence of an Event of Default, Secured Party shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Secured Party to Debtor whether or not the Obligations are then due. As additional security for the Obligations, Debtor hereby grants Secured Party a security interest in all money, instruments, and other property of Debtor now or hereafter held by Secured Party, including without limitation, property held in safekeeping. In addition to Secured Party’s right of setoff and as further security for the Obligations, Debtor hereby grants Secured Party a security interest in all deposits (general or special, time or demand, provisional or final) of Debtor now or hereafter on deposit with or held by Secured Party and all other sums at any time credited by or owing from Secured Party to Debtor. The rights and remedies of Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) that Secured Party may have.

Section 6.3

Performance by Secured Party.

If Debtor shall fail to perform any covenant or agreement contained in this Agreement, Secured Party may perform or attempt to perform such covenant

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or agreement on behalf of Debtor. In such event, Debtor shall, at the request of Secured Party, promptly pay any amount expended by Secured Party in connection with such performance or attempted performance to Secured Party, together with interest thereon at the maximum rate of interest permitted by applicable law from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement

ARTICLE 7.

DEFAULT

Section 7.1

Events of Default.

Debtor shall be in default, and an Event of Default shall have occurred, hereunder upon the occurrence of any event or condition which constitutes an Event of Default under the Loan Agreement.

Section 7.2

Rights and Remedies.

If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:

(a)

Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor and each maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

(b)

In addition to all other rights and remedies granted to Secured Party in this Agreement or in any other document or agreement executed in connection with or as security for the Obligations or by applicable law, Secured Party shall have all of the rights and remedies of a secured party under the Texas UCC (whether or not the Texas UCC applies to the affected Collateral). Without limiting the generality of the foregoing, Secured Party may without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the

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enforcement of Secured Party’s rights under this Agreement. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor waives all rights of marshaling, valuation, and appraisal in respect of the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations in such order as Secured Party shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(c)

Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party’s nominee or nominees.

(d)

Secured Party may exercise any and all rights and remedies of Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)

Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(f)

On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party’s counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

ARTICLE 8.

MISCELLANEOUS

Section 8.1

No Waiver; Cumulative Remedies.

No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 8.2

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Debtor and Secured party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 8.3

ENTIRE AGREEMENT: AMENDMENT.

THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER

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WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. TIIERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Debtor or any Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 8.4

Notices.

All notices and other communications provided for in this Agreement shall be given or made as set forth in the Loan Agreement.

Section 8.5

Governing Law; Venue: Service of Process.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Debtor or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.4. Nothing herein or in any of the other Loan Documents shall affect the right of Secured Party to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Related Party against Secured Party shall be brought only in a court located in Dallas County, Texas.

Section 8.6

Headings.

The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement

Section 8.7

Survival of Representations and Warranties.

All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 8.8

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement.

Section 8.9

Waiver of Bond.

In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 8.10

Severability.

Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 8.11

Construction.

Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

Section 8.12

Termination.

If all of the Obligations shall have been paid and performed in full and all commitments of Secured Party to Debtor shall have expired or terminated, Secured Party shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 8.13

WAIVER OF JURY TRIAL.

TO THE FULLEST EXTENT PERMIITED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Section 8.14

Obligations Absolute.

All rights and remedies of Secured party hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(a)

any lack of validity or enforceability of the Loan Agreement or any of the other Loan Documents or any other agreement or instrument relating to any of the foregoing;

(b)

any change in the time. manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any of the other Loan Documents;

(c)

any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations; or

(d)

any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor.

Section 8.15

Amendment and Restatement.

This Agreement amends and restates the Original Security Agreement. The execution of this Agreement does not extinguish the indebtedness, liabilities and obligations of Borrower outstanding in connection with the Original Security Agreement, as amended hereby, or the Loan Documents nor does it constitute a novation with respect to such indebtedness, liabilities and obligations. Debtor ratifies and confirms that the Original Security Agreement, as amended hereby, and the other Loan Documents are and remain in full force and effect in accordance with their respective terms, that the Collateral is unimpaired by this amendment and restatement and that the liens, security interests and other security and Collateral held by Secured Party are valid and subsisting and are hereby affirmed, renewed, extended, carried forward and regranted to secure any and all indebtedness incurred by Borrower to Secured Party. Debtor has no right of offset, defense or counterclaim to the payment and performance of its obligations under the Original Security Agreement, as amended hereby, and the other Loan Documents, or to the enforcement by Secured Party of any right or remedy available

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to it under the Original Security Agreement, as amended hereby, the other Loan Documents or applicable law.

[Remainder of page intentionally left blank.]

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SCHEDULE I

LOCATION OF EOUIPMENT AND INVENTORY

Inventory and Equipment is located at the addresses set forth below:

SIELOX,LLC

170 East 9th Ave.

Runnemede, NJ 08078

COSTAR VIDEO SYSTEMS, LLC

2720 Commodore Dr.

Suite 150

Carrollton, Texas 75007

Amended and Restated Security Agreement – Schedule I –Location of Equipment and Inventory

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

COSTAR VIDEO SYSTEMS, LLC.

a Delaware limited liability company

By:   Sielox, Inc.,

a Delaware corporation,

its sole member

By: /s/ Sebastian E. Cassetta

Sebastian E. Cassetta, President

SIELOX, LLC,

a Delaware limited liability company

By:   L Q Corporation, Inc.

a Delaware corporation,

its sole Managing Member and

its sole Member

By: /s/ Sebastian E. Cassetta

Sebastian E. Cassetta, President

SECURED PARTY:

BANK OF TEXAS, N.A.,

a national banking association

By: /s/ Jason R. Hammons, President

Jason R. Hammons, Vice President

Amended and Restated Security Agreement – Signature Page